Exhibit 4.2

THIRD AMENDMENT TO WARRANT AGREEMENT

This Third Amendment to Warrant Agreement (this "Amendment") is made and entered into as of May 1, 1995, by and between Intel Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation ("Harris"), as Warrant Agent, for purposes of amending that certain Warrant Agreement -- 1998 Step-Up Warrants to Purchase Common Stock, dated March 1, 1993, as amended by that certain First Amendment to Warrant Agreement, dated October 18, 1993, and that certain Second Amendment to Warrant Agreement, dated January 17, 1994 (collectively, the "Warrant Agreement").

RECITALS
(a) The Company issued 1998 Step-Up Warrants (the "Warrants") entitling holders to purchase 20,000,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock") (as adjusted for previous stock splits);
(b) On April 27, 1995, the Company's Board of Directors declared a two for one stock split to be effected as a special stock distribution of one share of Common Stock for each share of Common Stock outstanding (the "Split"); and
(c) Pursuant to Sections 14(a), (h) and (k) of the Agreement, the Warrants will be adjusted, as of the June 16, 1995 payment date for the Split (the "Payment Date"), by reducing the per share exercise prices of each Warrant to one-half of the per share exercise prices in effect immediately prior to the Payment Date, and by issuing to each Warrant holder of record on the May 19, 1995 record date for the Split, one additional Warrant at the adjusted per share exercise prices for each Warrant held as of such record date.

AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Harris agree as follows:
1. Effective as of June 16, 1995, Section 2 of the Warrant Agreement is hereby amended to read in its entirety as follows:
"SECTION 2. Amount Issued. Subject to the provisions of this Agreement, Warrants to purchase no more than forty million (40,000,000) Shares may be issued and delivered by the Company hereunder."
2. Effective as of June 16, 1995, the second paragraph of Section 7 of the Warrant Agreement is hereby amended to read in its entirety as follows:
"Subject to the provisions of this Agreement, including Section 14, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable Share at the price set forth in the following table (such price, as it may be adjusted from time to time as provided in Section 14, being the "Exercise Price"):

        Exercise Date
-----------------------------------
After                  On or Before                 Exercise Price Per Share

May 13, 1993           March 14, 1994               $35.75**
March 14, 1994         March 14, 1995               $37.25**
March 14, 1995         March 14, 1996               $38.75
March 14, 1996         March 14, 1997               $40.25
March 14, 1997         March 14, 1998               $41.75

**(expired prior to, but adjusted to reflect, stock distribution paid June 16, 1995)"

3. Effective as of June 16, 1995, Exhibit A is replaced with the attached Exhibit A-3.
4. Except as expressly modified herein, the Warrant Agreement remains in full force and effect.
The parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

Attest:                          INTEL CORPORATION
/s/ THOMAS R. LAVELLE            By: /s/ ARVIND SODHANI
---------------------            -------------------------------------
                                 Name/Title: Arvind Sodhani, Treasurer

Attest:                          HARRIS TRUST AND SAVINGS BANK
____________________________     By: /s/ RICHARD C. CARLSON
                                 ----------------------------------------------
                                 Name/Title: Richard C. Carlson, Vice President


EXHIBIT A-3 (REVISED 5/95)
[FORM OF FACE OF WARRANT CERTIFICATE]
VOID AFTER MARCH 14, 1998

No. C-                                              WARRANT TO PURCHASE _______
                                                         SHARES OF COMMON STOCK
INTEL CORPORATION
1998 STEP-UP WARRANT TO PURCHASE COMMON STOCK

     This Warrant Certificate certifies that ______________________ or registered assigns, is the registered holder of a 1998 Step-Up Warrant (the "Warrant") of Intel Corporation, a Delaware corporation (the "Company"), to purchase the number of shares (the "Shares") of Common Stock, $0.001 par value (the "Common Stock"), of the Company set forth above. This Warrant expires at 5:00 p.m. New York City time (the "Close of Business") on March 14, 1998 (the "Expiration Date"), unless such date is extended at the option of the Company, and entitles the holder to purchase from the Company the number of fully paid and nonassessable Shares set forth above at the initial exercise price (the "Exercise Price"), payable in lawful money of the United States of America, determined in accordance with the following table:

            Exercise Date
After the Close     On or Before the                   Exercise Price
of Business         Close of Business                  Per Share
---------------     -----------------                  ---------------
May 13, 1993        March 14, 1994                     $35.75**
March 14, 1994      March 14, 1995                     $37.25**
March 14, 1995      March 14, 1996                     $38.75
March 14, 1996      March 14, 1997                     $40.25
March 14, 1997      March 14, 1998                     $41.75

**(expired prior to, but adjusted to reflect, stock distribution paid June 16, 1995)

Subject to the terms and conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, this Warrant may be exercised upon surrender of this Warrant Certificate and payment of the aggregate Exercise Price at the office or agency of the Warrant Agent in New York, New York or in Chicago, Illinois (each such office, a "Warrant Agent Office").
     The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.
     No Warrant may be exercised prior to May 14, 1993 or after the Close of Business on the Expiration Date, unless the Company exercises its option to extend such date. After the Close of Business on the Expiration Date, the Warrants will become wholly void and of no value.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.
     Dated:  ________________
                                                 INTEL CORPORATION
                                                 By ___________________________

[Corporate Seal of Intel Corporation]

ATTEST:

By __________________________________

Countersigned:

HARRIS TRUST AND SAVINGS BANK,
AS WARRANT AGENT

By __________________________________


[FORM OF REVERSE OF WARRANT CERTIFICATE]
INTEL CORPORATION
The warrant evidenced by this warrant certificate is a part of a duly authorized issue of 1998 Step-Up Warrants to purchase a maximum of forty million (40,000,000) Shares of Common Stock (subject to adjustment) issued pursuant to a Warrant Agreement, dated as of March 1, 1993, as the same has and may be amended from time to time (the "Warrant Agreement"), duly executed and delivered by the Company to Harris Trust and Savings Bank, as Warrant
Agent (the "Warrant Agent"). The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent Office and is available upon written request addressed to the Company. All terms used herein that are defined in the Warrant Agreement have the meanings assigned to them therein.
     Warrants may be exercised to purchase Shares from the Company before the Close of Business on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. The holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the aggregate Exercise Price, in lawful money of the United States of America, and any applicable transfer taxes, at the Warrant Agent Office.
     In the event that upon any exercise of the Warrant evidenced hereby the number of Shares actually purchased shall be less than the total number of Shares purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder's assignee, a new Warrant Certificate evidencing a Warrant to purchase the Shares not so purchased. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant. After the Close of Business on the Expiration Date, unexercised Warrants shall become wholly void and of no value.
     The Company shall not be required to issue fractions of Shares or any certificates that evidence fractional Shares. In lieu of such fractional Shares, there shall be paid to holders of the Warrant Certificates with regard to which such fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Share.
     Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of Shares.
     Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing a Warrant or Warrants to purchase in the aggregate a like number of Shares shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any tax or other governmental charge imposed in connection therewith.
     The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


ELECTION TO EXERCISE
(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)
     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ Shares and herewith tenders in payment for such Shares $______ in lawful money of the United States of America, in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered and delivered as follows:

           ___________________________________________________
                                 Name
           ___________________________________________________
                                Address
           ___________________________________________________
                     Delivery Address (if different)

If such number of Shares is less than the aggregate number of Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Shares be registered and delivered as follows:

           ___________________________________________________
                                 Name
           ___________________________________________________
                                Address
           ___________________________________________________
                     Delivery Address (if different)

_________________________________             _________________________________
Social Security or Other Taxpayer                         Signature
 Identification Number of Holder
                                              Note:  The above signature must
                                              correspond with the name as
                                              written upon the face of this
                                              Warrant Certificate in every
                                              particular, without alteration or
                                              enlargement or any change what-
                                              soever.  If the certificate
                                              representing the Shares or any
                                              Warrant Certificate representing
                                              Warrants not exercised is to be
                                              registered in a name other than
                                              that in which this Warrant
                                              Certificate is registered, the
                                              signature of the holder hereof
                                              must be guaranteed.

SIGNATURE GUARANTEED:
_________________________________



ASSIGNMENT
(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH
HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)
FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

           ___________________________________________________
                            Name of Assignee

           ___________________________________________________
                          Address of Assignee

this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint ____________________ attorney, to transfer the within Warrant Certificate on the books of the Warrant Agent, with full power of substitution.

_________________________________             _________________________________
             Dated                                        Signature

                                              Note:  The above signature must
                                              correspond with the name as
                                              written upon the face of this
                                              Warrant Certificate in every
                                              particular, without alteration or
                                              enlargement or any change
                                              whatsoever.

_________________________________
Social Security or Other Taxpayer
Identification Number of Assignee


SIGNATURE GUARANTEED:
_________________________________